Exhibit 10.15
Execution Version
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
OF
C&J ENERGY SERVICES, INC.
A Delaware Corporation
     This Amended and Restated STOCKHOLDERS AGREEMENT, dated as of December 23, 2010, amends and restates in its entirety the Shareholders Agreement (the “Previous Agreement”), dated as of October 16, 2006, by and among C&J Energy Services, Inc. (the “Company”) and the other parties thereto (including parties who have become parties thereto by execution of an joinder agreement in the form of Exhibit A hereto) as contemplated by Section 10.11 of the Previous Agreement.
AGREEMENTS
ARTICLE 1.
DEFINITIONS AND CONSTRUCTION
     1.1 Definitions. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:
     “Affiliate” means, with respect to a particular Person, any Person Controlling, Controlled by, or Under Common Control with such Person.
     “Agreement” means this Amended and Restated Stockholders Agreement, as further amended and restated from time to time.
     “Board” means the board of directors of the Company.
     “Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks are authorized or required by Law to close in the city of Houston, Texas.
     “Common Stock” means the common stock, $.01 par value, of the Company.
     “Common Stock Equivalents” means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
     “Company” means C&J Energy Services, Inc., a Delaware corporation.
     “Contractual Management Rights” has the meaning set forth in Section 3.1(c).
     “Control” (including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
     “Demand Holder” means any Sponsor Demand Holder or Non-Sponsor Demand Holder.
     “Demand Registration” has the meaning set forth in Section 2.1(a)(i) below.
     “Demand Request” has the meaning set forth in Section 2.1(a)(i) below.
     “Energy Spectrum” means Energy Spectrum Partners IV, LP or any of its Affiliates.
     “Energy Spectrum Director” has the meaning set forth in Section 3.1(a) below.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.
     “Fully-Diluted Common Stock” means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.
     “Holder” means a Stockholder (as defined herein, but excluding any Person who executes this Agreement or a separate agreement to be bound by the terms hereof solely in his or her capacity as a spouse of a Stockholder) who holds Registrable Securities; provided, however that a Person shall cease to be a Holder if and when the Registrable Securities owned by such Person shall cease to be Registrable Securities; provided further, however that a Person shall cease to be a Holder after the second anniversary hereof if the Company requests in writing that such Person confirm in writing that such Person remains a Holder and such Person fails to so confirm within 30 days of such notice; provided further, however that a should a Person cease to be a Holder hereunder upon such Person’s failure to own Registrable Securities, such Person shall not resume their Holder status upon subsequently acquiring Registrable Securities from a Person who is not a party to this Agreement.
     “Indemnified Party” has the meaning set forth in Section 2.6(c) below.
     “Indemnifying Party” has the meaning set forth in Section 2.6(c) below.
     “Inspectors” has the meaning set forth in Section 2.4(j) below.
     “IPO Registration Statement” means a registration statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock.
     “Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

     “Material Adverse Effect” has the meaning set forth in Section 2.1(d) below.
     “Non-Sponsor Demand Holders” means the Non-Sponsor Holders and each transferee of Non-Sponsor Registrable Securities directly or indirectly (in a chain of title) from the Non-Sponsor Holder if such transferee to whom the right to request, or participate in the request of, a Demand Registration under Section 2.1(a) has been expressly assigned in writing directly or indirectly (in a chain of title) from the Non-Sponsor Holder as permitted by Section 2.8 hereof.
     “Non-Sponsor Holder” means any Stockholder other than Energy Spectrum Partners IV LP, Citigroup Capital Partners II Employee Master Fund, L.P., StepStone Capital Partners II Onshore, L.P., StepStone Capital Partners II Cayman Holdings, L.P. and 2006 Co-Investment Portfolio, L.P., any of their Affiliates or any transferee of Sponsor Registrable Securities who properly executes a joinder agreement in the form attached as Exhibit A hereto..
     “Non-Sponsor Registrable Securities” means the Common Stock held by any Non-Sponsor Holders, including any Common Stock acquired by a Non-Sponsor Holder from any Sponsor in accordance with the terms of the Agreement, and any Common Stock into which Common Stock Equivalents held by a Non-Sponsor Holder have been or may be converted, exchanged or acquired and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Non-Sponsor Registrable Security will cease to be a Non-Sponsor Registrable Security when (a) a registration statement covering such Non-Sponsor Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) it has been otherwise transferred and (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to Section 8.1 of the Previous Agreement or (d) the Non-Sponsor Holder thereof has ceased to be a Holder in accordance with the provisos to the definition of Holder provided for herein.
     “Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.
     “Piggyback Registration” has the meaning set forth in Section 2.2(a).
     “Piggyback Securities” has the meaning set forth in Section 2.2(b).
     “Preferred Request” has the meaning set forth in Section 2.3(c).
     “Qualified Majority” means a majority of the members of the Board at a meeting of the Board duly called at which a quorum is present, which majority shall include the vote of each Energy Spectrum Director and StepStone/Citi Director, each designated in accordance with Section 3.1 hereto and serving on the Board on the date of such meeting and the vote of at least one non-management director.

     “Qualified Public Offering” means the first closing of an underwritten public offering of Common Stock registered under the Securities Act, pursuant to which such shares of Common Stock are authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.
     “Records” has the meaning set forth in Section 2.4(j) below.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated December 23, 2010, between the Company and FBR Capital Markets & Co. for the benefit of certain purchasers of the Company’s Common Stock.
     “Registrable Securities” means the Sponsor Registrable Securities and the Non-Sponsor Registrable Securities.
     “Registration Expenses” has the meaning set forth in Section 2.5 below.
     “Requesting Holders” means a Holder who makes a Demand Request pursuant to Section 2.1 below, except as provided in Section 2.1(e) below.
     “Required Filing Date” has the meaning set forth in Section 2.1(a)(ii).
     “Sale Transaction” means the consolidation or merger of the Company with or into any other Person or the sale or other transfer in a single or series of related transactions of all or substantially all of the assets of the Company or all of the Common Stock of the Company, and/or any other similar transaction.
     “SEC” means the Securities and Exchange Commission or any successor governmental agency.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.
     “Shelf Registration Statement” means a Shelf Registration Statement as defined in Section 2(a) of the Registration Rights Agreement.
     “Sponsor Demand Holder” means a Sponsor and each transferee of Sponsor Registrable Securities directly or indirectly (in a chain of title) from a Sponsor if such transferee to whom the right to request a Demand Registration under Section 2.1(a) has been expressly assigned in writing directly or indirectly (in a chain of title) from a Sponsor as permitted by Section 2.8 hereof.
     “Sponsor Registrable Securities” means the Common Stock held by a Sponsor or a transferee of Sponsor Registrable Securities (directly or indirectly in a chain of title) from a Sponsor in accordance with the provisions of this agreement including, but not limited to, any Common Stock acquired by a Sponsor from any Non-Sponsor Holder in accordance with the terms of the Agreement, and any Common Stock into which Common Stock Equivalents held by a Sponsor have been converted, exchanged or acquired and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Sponsor Registrable Security will cease to be a Sponsor Registrable Security when (a) a registration statement covering such Sponsor Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) it has been otherwise transferred and (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to Section 8.1 of the Previous Agreement or (d) such Sponsor has ceased to be a Holder in accordance with the provisos to the definition of Holder provided for herein.
     “Sponsor” means each of StepStone/Citi and Energy Spectrum.
     “Spouse” has the meaning set forth in Section 4.7.
     “StepStone/Citi” means StepStone Capital Partners II Onshore, L.P., StepStone Capital Partners II Cayman Holdings, L.P., 2006 Co-Investment Portfolio, L.P. and Citigroup Capital Partners II Employee Master Fund, L.P., or any of their respective Affiliates.
     “StepStone/Citi Director” has the meaning set forth in Section 3.1(b) below.
     “Stockholder” means each person listed as a “Stockholder” on Exhibit B hereto and any Person to whom Registrable Securities and registration rights have been transferred pursuant to Section 2.8 hereof.
     “Subsidiary” means (i) any corporation or other entity a majority of the capital stock or other equity ownership interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company or (ii) a partnership in which the Company or any direct or indirect Subsidiary is a general partner.
     “Transfer” (including the correlative terms “Transfers,” “Transferring” or “Transferred”) means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of shares of Common Stock (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Common Stock is transferred or shifted to another Person; provided, however, that (i) an exchange, merger, recapitalization, consolidation or reorganization involving the Company in which securities of the Company or any other Person and/or cash are issued in respect of all shares of Common Stock shall not be deemed a Transfer if all shares of Common Stock are treated identically in any such transaction (other than (A) differences resulting from the treatment of fractional shares that would otherwise result from such transaction, (B) the cancellation for no consideration of shares of Common Stock held by any Party that has consented to such cancellation and/or (C)

differences resulting from any election made by the Parties so long as all Parties have an equal opportunity to make such an election) and (ii) the exercise of options in accordance with the terms of the Company’s existing incentive plan(s) shall not be deemed a Transfer.
     “Underwriter” means a securities dealers which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.
     1.2 Construction. All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection” and words of similar import refer only to the Article, Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
ARTICLE 2.
REGISTRATION OF STOCK
     2.1 Demand Registration.
     (a) Request for Registration.
     (i) From and after the earlier of (i) 180 days following a Qualified Public Offering or (ii) the effective date of a shelf registration statement with respect to the resale of shares of Common Stock sold pursuant to a private offering of Common Stock, any (a) Sponsor Demand Holder, assuming such Sponsor Demand Holder holds in the aggregate at least 5% of the Company’s Fully-Diluted Common Stock, or (b) any Non-Sponsor Demand Holder, assuming all Non-Sponsor Demand Holders collectively hold in the aggregate at least 5% of the Company’s Fully-Diluted Common Stock, may make a written request of the Company (a “Demand Request”) to have the Company effect a registration under the Securities Act (a “Demand Registration”) for the sale of all or part of their Registrable Securities. Following receipt of such Demand Request, the Company shall be required to use commercially reasonable efforts to effect such Demand Registration subject to the terms hereof; provided that the Registrable Securities proposed to be offered by the Requesting Holders in any such Demand Request must have a reasonably anticipated aggregate offering price of at least $20,000,000 net of underwriting discounts and commissions; and provided further that (x) each of StepStone/Citi and Energy Spectrum shall be entitled to make no more than three Demand Requests pursuant to the foregoing provisions and (y) subject to paragraph (b) below, the Non-Sponsor Demand Holders (regardless of whether certain Non-Sponsor

Demand Holders do not participate in such Demand Request) shall be entitled to make no more than two Demand Requests in the aggregate pursuant to the foregoing provisions; and provided further that, with respect to clauses (x) and (y) above, the Company shall not be obligated to effect more than one Demand Registration at the request of any of the Demand Holders in any six-month period. After such time as the Company shall become eligible to use Form S-3 (or comparable form) for the registration under the Securities Act of any of its securities, any Demand Request by a Sponsor Holder with a reasonably anticipated aggregate offering price of at least $50,000,000 may be for a “shelf” registration pursuant to Rule 415 under the Securities Act; provided that if a Sponsor Holder requests that any such “shelf” registration statement remain effective for a period in excess of two years, such “shelf” registration shall count as two Demand Requests for the purposes of this Section 2.1(a).
     (ii) Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to Section 2.3(c), the Company shall use its commercially reasonable efforts to file under the Securities Act a registration statement on an appropriate form to effect the Demand Registration within 45 days if eligible to use Form S-3, otherwise within 75 days if not so eligible to use Form S-3, after receiving a Demand Request (the “Required Filing Date”) and shall use its commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.
     (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw their Demand Request, in which case such demand will count as a Demand Registration unless (i) the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration, (ii) during the registration process material adverse information regarding the Company is disclosed that was not known by such Requesting Holders at the time the request for such Demand Registration was made or (iii) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal); provided that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration. Notwithstanding the foregoing, if, in connection with the Demand Request made by the Non-Sponsor Demand Holders only, the number of Registrable Securities of such Non-Sponsor Demand Holders included in such registration after giving effect to the provisions of paragraph (d) below is less than 75% of the Non-Sponsor Registrable Securities requested to be included in such registration pursuant to such Demand Request, such Non-Sponsor Demand Holders shall be entitled to make one additional Demand Request, in which case the dollar limitations set forth in paragraph (a) above shall be waived; provided that any Non-Sponsor Demand Holders who elected to opt out of the first Demand Request by the Non-Sponsor Demand Holders shall be entitled to participate in any additional Demand Request hereby granted to the Non-Sponsor Demand Holders.
     (c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration requested prior to such time as the Company is eligible to register on a Form S-3 registration statement (or a successor form) the sale of Common Stock requested by such Demand Registration shall be in the form of an underwritten offering. If the Requesting Holder so indicates, the Requesting Holder shall select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering; provided that such selections shall be subject to the consent of the Company, and any pre-existing engagement between the Company and any underwriter, which consent shall not be unreasonably withheld.
     (d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration if the managing Underwriter(s) shall advise the Requesting Holders that the inclusion of such securities will materially and adversely affect the price or success of the offering (a “Material Adverse Effect”); provided, however, that for purposes of the foregoing, (i) with respect to a Demand Request made by a Sponsor Demand Holder, all other Sponsor Holders who desire to participate in such Demand Registration and, for the first two (2) Demand Requests made by the Sponsor Demand Holders only, all Non-Sponsor Holders who have the right to participate in such Demand Registration in accordance with paragraphs (e) and (f) below or pursuant to an exercise of their rights under Section 2.2, shall be deemed to be Requesting Holders for all purposes other than determining the number of Demand Requests made by such Holders, and (ii) with respect to a Demand Request made by the Non-Sponsor Demand Holders, all of the Non-Sponsor Demand Holders who desire to participate in such Demand Registration shall be deemed to be Requesting Holders and, for the first Demand Request made by the Non-Sponsor Demand Holders only, all Sponsor Holders who have the right to participate in such Demand Registration in accordance with paragraphs (e) and (f) below or pursuant to an exercise of their rights under Section 2.2, shall be deemed to be Requesting Holders for all purposes other than determining the number of Demand Requests made by such Holders. Furthermore, in the event the managing Underwriter(s) shall advise the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of Requesting Holders to be included in such Demand Registration shall be allocated pro rata among the Requesting Holders on the basis of the number of shares of Common Stock requested to be included in such registration by each such Requesting Holder.
     (e) Multiple Demands. If the Company shall receive, within a period of 15 days, a request to file a registration statement from more than one Person who has the contractual right (whether exercisable alone or in conjunction with other rights) to require the Company to file a registration statement (whether or not such Person is a Demand Holder), only the first such Person requesting the Company to file a registration statement shall be considered a Requesting Holder for the purposes of determining the number of Demand Requests that may be made by such Person pursuant to this Section 2.1, and all other Persons making such requests shall be considered a Requesting Holder for all purposes other than determining the number of Demand Requests made by such Person and provided further that if the request to file such a registration statement was first made by the Non-Sponsor Holders, then any Non-Sponsor Holder who exercises his rights under Section 2.2 hereof shall be deemed a Requesting Holder for all purposes hereunder. In the event the Company shall receive a request to file a Demand Registration Statement from any Person (including a Demand Holder) who has the contractual right to cause the Company to do so, the Company shall promptly (and in any event within five days after its receipt of such request) notify all Demand Holders (in each case who then own

Registrable Securities) thereof (a “Notice,” or with regard to notices of Demand Registrations, a “Demand Registration Notice”).
     (f) Right to Piggyback on Demand Registrations. Any Demand Holder may request to include any or all of such Demand Holder’s Registrable Securities in a Demand Registration by notifying the Company of the number of Registrable Securities such Demand Holder would like to include in the Demand Registration within the 15 days of such Demand Holder’s receipt of the Demand Registration Notice. Any Demand Holder requesting inclusion of Registrable Securities in a Demand Registration shall not be considered a Requesting Holder for purposes of determining the number of Demand Requests that may be made by such Person.
     2.2 Piggy-Back Registration.
     (a) Piggyback Registration Rights. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock by the Company for its own account (including an IPO Registration Statement) or for the account of any holder of Common Stock (including any Holder) (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the SEC or a Shelf Registration Statement), then the Company shall give written notice of such proposed filing to the Holders of the Registrable Securities as soon as practicable (but, subject to the last sentence in Section 2.1(e), in no event less than 20 days before the anticipated filing date of such registration statement), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a “Piggyback Registration”). Subject to Section 2.2(b) hereof and any cutback rights applicable to an IPO Registration Statement as set forth in Section 2 of the Registration Rights Agreement, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering by written notice to the Company within 15 days of receipt (in accordance with Section 4.1) of the Company’s notice referred to above; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration for its own account prior to effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include any Registrable Securities in such registration. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.
     (b) Priority on Piggyback and Demand Registration. Subject to any cutback rights applicable to an IPO Registration Statement set forth in Section 2 of the Registration Rights Agreement, the Company shall use commercially reasonable efforts to cause the managing Underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 2.2(a) (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder’s Piggyback Securities in such offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing Underwriter(s) and otherwise complies with the provisions of Section 2.7 below. If the managing Underwriter(s) of a proposed underwritten offering (excluding an underwritten offering of shares registered on an IPO Registration Statement which shall be governed by the terms of the Registration Rights Agreement) advise(s) the Company that in their opinion the total amount of securities, including

Piggyback Securities, to be included in such offering is sufficiently large to cause a Material Adverse Effect, then in such event the securities to be included in such offering shall be allocated first to the Requesting Holders if such registration statement is pursuant to a Demand Request or, if not, then to the Company, and then, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without any such Material Adverse Effect, pro rata among the holders of Piggyback Securities on the basis of the number of Registrable Securities then held by each such holder.
     2.3 Holdback Agreements.
     (a) Restrictions on Public Sale by Holder of Registrable Securities. Following any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities effected pursuant to this Agreement, each Holder of Registrable Securities agrees not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to the expected date of “pricing” of such offering and during such period, not to exceed 180 days with respect to a Qualified Public Offering or 60 days with respect to any subsequent offering, beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) as shall be reasonably requested by the managing Underwriter(s) except as part of such registration, and, if and to the extent requested by the managing Underwriter(s), each such Holder of Registrable Securities agrees to execute an agreement to the foregoing effect with the Underwriter(s) for such offering on such terms as the managing Underwriter(s) shall reasonably request.
     (b) Restrictions on Public Sale by the Company. Following any underwritten public offering of equity securities by any Holder of Registrable Securities effected pursuant to this Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to the expected date of “pricing” of such offering and during such period, not to exceed 180 days with respect to a Qualified Public Offering or 60 days with respect to any subsequent offering, beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) as shall be reasonably requested by the managing Underwriter(s) except as part of such registration as permitted hereby.
     (c) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 if (i) at the time the Company receives the Demand Request, the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board determines in good faith that such disclosure would be materially detrimental to the Company, until a date not later than 60 days after the Required Filing Date or (ii) subject to Section 2.1(e), the Company had received, prior to receiving such Demand Request, a Demand Request from a different group of Requesting Holders (a “Preferred Request”) and is proceeding with reasonable diligence to comply with the Preferred Request, until a date not later than the later of (A) six months after the effective date of such Preferred Request or (B) the end of the holdback period referred to in Section 2.3(a) above with respect to such Preferred Request or (iii) prior to receiving such Demand Request, the Board had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting or entering into a letter of intent with the managing Underwriter(s) for such offering) and is proceeding with reasonable diligence to effect such offering, until a date not later than the end of the holdback period referred to in Section 2.3(a) above with respect to such offering. A deferral of the filing of a registration statement pursuant to this Section 2.3(c) shall be lifted, and the requested registration statement shall be filed as soon as reasonably practicable, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the Preferred Request is withdrawn, or in the case of a deferral pursuant to clause (iii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.3(c), the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by the Chief Executive Officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.3(c) and the basis therefor in reasonable detail. Within 20 days after receiving such certificate, the Holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a Demand Registration pursuant to this Section 2.3(c) only one time during any 12-month period. Nothing in this paragraph shall affect the rights of the Holders under Section 2.2 to participate in any such Demand Registration at such time as the filing deferral is lifted in accordance with this Section 2.3(c).
     (d) Use, and Suspension of Use, of Shelf Registration Statement. If the Company has filed a “shelf” registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend, for a reasonable period of time not in excess of 90 days, the offer or sale of Registrable Securities pursuant to such registration statement by any holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such holder pursuant to such registration statement and such holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (ii) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the registration statement pursuant to this Section 2.3(d), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a certificate signed by the Chief Executive Officer of the Company stating that the Company is suspending use of such registration statement pursuant to this Section 2.3(d) and the basis therefor in reasonable detail. IN ADDITION, A HOLDER OF REGISTRABLE SECURITIES MAY NOT UTILIZE A SHELF REGISTRATION STATEMENT TO EFFECT THE SALE OF ANY SUCH SECURITIES UNLESS SUCH HOLDER HAS GIVEN THE COMPANY AT LEAST ONE BUSINESS DAY ADVANCE WRITTEN NOTICE OF THE DATE OR DATES OF A PROPOSED SALE OF SUCH

SECURITIES BY SUCH HOLDER PURSUANT TO SUCH REGISTRATION STATEMENT (WHICH NOTICE MAY BE GIVEN AS OFTEN AS SUCH HOLDER DESIRES).
     2.4 Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Company will, at its expense, use commercially reasonable efforts to effect the registration of such Registrable Securities under the Securities Act prior to the Required Filing Date, and in connection with any such request, the Company will as expeditiously as practicable:
     (a) prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Holders and to one counsel reasonably acceptable to the Company selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; provided further that in connection with a Demand Registration, the Company shall not file any registration statement or prospectus, or any amendments or supplements thereto, if the Requesting Holders who hold a majority of the Registrable Securities covered by such registration statement or their counsel shall reasonably object at least two (2) Business Days prior to the filing thereof;
     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2.1 for a period (except as provided in the last paragraph of this Section 2.4) of not less than 270 consecutive days (or four years, or such shorter period as the Requesting Holders who hold a majority of the Registrable Securities covered by such registration may elect, if a “shelf registration” is requested) or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Selling Holders thereof set forth in such registration statement; provided however that any Selling Holder that has been included on a “shelf” registration statement may request that such Seller Holder’s Common Stock be removed from such registration statement, in which event the Company shall promptly either withdraw such registration statement or file a post-effective amendment to such registration statement removing such Common Stock;
     (c) furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

     (d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations or warranties of the Company or any Subsidiary contained in any agreement (including any underwriting agreement) contemplated by Section 2.4(i) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;
     (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;
     (f) cooperate with the Selling Holders and the managing Underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;
     (g) use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (h) use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;
     (i) enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Securities, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;
     (j) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Selling Holder). Each Selling Holder of such Registrable Securities further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;
     (k) use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request(s);
     (l) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
     (m) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;
     (n) if any event contemplated by Section 2.4(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
     (o) cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any Underwriter, including any “qualified independent underwriter,” or any Selling Holder.
     Notwithstanding anything contained herein to the contrary, the Company hereby agrees that (i) any Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be requested by a holder of Registrable Securities. The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.
     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(d)(vi) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(n) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.4(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(d)(vi) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 2.4(n) hereof.
     2.5 Registration Expenses. Subject to the provisions in Section 2.1(b) above with respect to a withdrawn Demand Registration, in connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”):

     (a) all registration and filing fees (including, without limitation, with respect to filings to be made with the Financial Industry Regulatory Authority);
     (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);
     (c) printing expenses;
     (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);
     (e) the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 2.4(m), to list such Registrable Securities;
     (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 2.4(k) hereof);
     (g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;
     (h) reasonable fees and expenses of one counsel reasonably acceptable to the Company selected by the Selling Holders incurred in connection with the registration of such Registrable Securities hereunder; and
     (i) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to the rules and regulations of the Financial Industry Regulatory Authority.
     The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.
     2.6 Indemnification; Contribution.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Selling Holder and each such controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriter(s) of the Registrable Securities, their officers and directors and each Person who controls such Underwriter(s) on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 2.6(a).
     (b) Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder, the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of each other Selling Holder, the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 2.6(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.
     (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 2.6(a) or 2.6(b) above (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 2.6(a) or 2.6(b) above (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.
     (d) Contribution. If the indemnification provided for in this Section 2.6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.6(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     2.7 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.
     2.8 Transfers of Registration Rights. The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (i) by operation of Law or (ii) to any Person to whom a Holder transfers Registrable Securities, provided further that any such transferee shall not be entitled to rights pursuant to Section 2.1, 2.2 or 2.3 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.
     2.9 Restrictive Legends. Each certificate evidencing shares of Common Stock beneficially owned by a Stockholder, and each certificate issued to any subsequent transferee of such shares of Common Stock permitted hereunder, shall be stamped or otherwise imprinted with a legend in substantially the following form:
THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED DECEMBER 23, 2010. A COPY OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.
ARTICLE 3.
OTHER MATTERS
     3.1 Composition of Board; VCOC Management Rights.
          (a) As long as Energy Spectrum owns Common Stock representing at least 10% of the outstanding Common Stock then entitled to vote, the Company agrees to take all action within its power, as shall be required (i) to cause the Board at all times to include at least one member designated by Energy Spectrum (the “Energy Spectrum Director”) and (ii) to cause the Compensation Committee of the Board (the “Compensation Committee”) to be composed of five members, the Energy Spectrum Director, the StepStone/Citi Director subject to the provisions set out in Section 3.1(b), and three non-management directors. Upon the resignation, death, removal, disqualification or other vacancy of any Energy Spectrum Director, Energy Spectrum shall have the right to designate a new director and the Company shall have the same obligations set forth under the first sentence of this Section 3.1(a) to cause the election of such designee to the Board and the appointment of such designee to the Compensation Committee.

          (b) As long as StepStone/Citi owns Common Stock representing at least 10% of the outstanding Common Stock then entitled to vote, the Company agrees to take all action within its power, as shall be required (i) to cause the Board at all times to include at least one member designated by StepStone/Citi (the “StepStone/Citi Director”) and (ii) to cause the Compensation Committee to be composed of five members, the StepStone/Citi Director, the Energy Spectrum Director subject to the provisions set out in Section 3.1(a), and three non-management directors. Upon the resignation, death, removal, disqualification or other vacancy of any StepStone/Citi Director, StepStone/Citi shall have the right to designate a new director and the Company shall have the same obligations set forth under the first sentence of this Section 3.1(b) to cause the election of such designee to the Board and the appointment of such designee to the Compensation Committee.
          (c) The rights set forth in this Section 3.1 are, in part, intended to satisfy the requirement of contractual management rights for purposes of qualifying the ownership interests of a Sponsor in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations (“Contractual Management Rights”), and in the event such rights are not satisfactory for such purpose or are lost by reason of the operation of this Agreement, the Company and a Sponsor shall reasonably cooperate in good faith to agree upon mutually satisfactory Contractual Management Rights which satisfy such regulations.
          (d) The Company agrees to take all action within its power as shall be required to cause the Board at all times to include at least three members not affiliated with a Sponsor or management of the Company.
          (e) Each of Energy Spectrum and StepStone/Citi shall have the right to unilaterally terminate its respective rights under this Section 3.1 by giving written notice to the Company that it is irrevocably relinquishing its rights under this Section 3.1.
ARTICLE 4.
MISCELLANEOUS
     4.1 Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested; or (c) on the day of transmission if sent by facsimile transmission and receipt thereof is confirmed, as follows:
if to the Company, addressed to:
C&J Energy Services, Inc.
500 N. Shoreline, Suite 350
Corpus Christi, Texas 78460
Attention: Josh Comstock, Chief Executive Officer
Facsimile: (361) 653-9444
if to a Stockholder, addressed to such Stockholder at the address for notice set forth opposite such Stockholder’s name on Exhibit B hereto,

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others in accordance with this Section 4.1.
     4.2 Binding Effect. Subject to Section 2.8, this Agreement is binding on and inures to the benefit of the Stockholders and their respective heirs, legal representatives, successors, and assigns.
     4.3 Governing Law. This agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflicts of law thereof.
     4.4 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.
     4.5 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.
     4.6 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Stockholders and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 4.6 shall be void and of no force and effect.
     4.7 Spouses. Each reference herein to the shares owned by a Stockholder includes the community property interest of such Stockholder’s spouse (if any) (each, a “Spouse”) in such shares. Each Spouse is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest such Spouse may now or hereafter own. Each Spouse agrees that the termination of his or her marital relationship with a Stockholder for any reason shall not have the effect of removing any shares of the Company otherwise subject to this Agreement from its coverage. Each Spouse’s awareness, understanding, consent and agreement are evidenced by the execution of the Previous Agreement or a joinder agreement by such Spouse. In addition, each Spouse hereby acknowledges that the Company and the Parties may desire to amend this Agreement from time to time, and such Spouse hereby appoints his or her spouse as his or her true and lawful proxy and attorney, with full power of substitution to enter into any such amendment to this Agreement. Such proxy is irrevocable and will survive the death, incompetency, and disability of such Spouse, provided that upon termination of this Agreement, the above authorized proxy shall become null and void. Each such Spouse agrees, for such Spouse and such Spouse’s heirs, executors, administrators, guardians and other personal representatives, to offer for sale all shares now owned or hereafter acquired by such Spouse upon the happening of the events and on the terms and conditions set forth in this Agreement.

     4.8 Entire Agreement. The provisions of the Agreement contain the entire understanding of the parties hereto respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.
     4.9 Miscellaneous; Amendment; Termination. The provisions of this Agreement may only be amended by the written consent of the Company and the Sponsor Demand Holders (if the Sponsor Demand Holders then own Registrable Securities); provided, however, that any amendment that has an adverse effect on the rights of, or imposes additional obligations on, the Non-Sponsor Holders shall require the consent of the Non-Sponsor Demand Holders that hold in the aggregate at least 50% of the Registrable Securities then held by the Non-Sponsor Holders (if the Non-Sponsor Holders then own Registrable Securities). The Holders acknowledge and agree that any Person that becomes a Stockholder shall have the rights and obligations set forth in this Agreement and that such Person becoming a Stockholder shall be deemed not to be an amendment to this Agreement. The provisions of this Agreement shall terminate and be of no further force or effect as of and following the fifth anniversary of the date hereof; provided that the provisions of Section 2.6 shall survive for any sales of Registrable Securities prior to such date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

C&J Energy Services, Inc.

By:	/s/ Randy McMullen

Name:	Randy McMullen
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

SPONSORS:

StepStone Capital Partners II Onshore, L.P.
By: StepStone Co-Investment Funds GP, LLC, its General Partner

By:	/s/ Darren Friedman

Name:	Darren Friedman
Title:	Managing Director

StepStone Capital Partners II Cayman Holdings, L.P.
By: StepStone Co-Investment Funds GP, LLC, its General Partner

By:	/s/ Darren Friedman

Name:	Darren Friedman
Title:	Managing Director
Signature Page to
Amended and Restated
Stockholders Agreement of
C&J Energy Services, Inc.

2006 Co-Investment Portfolio, L.P.
By: StepStone Co-Investment Funds GP, LLC,
its General Partner

By:	/s/ Darren Friedman

Name:	Darren Friedman
Title:	Managing Director

Citigroup Capital Partners II Employee Master Fund, L.P.
By: Citigroup Private Equity LP,
its General Partner

By:	/s/ Matthew Coeny

Name:	Matthew Coeny
Title:	Vice President

Energy Spectrum Partners IV LP
By: Energy Spectrum Capital IV LP,
its General Partner

By:	/s/ James P. Benson

Name:	James P. Benson
Title:	Managing Partner
Signature Page to
Amended and Restated
Stockholders Agreement of
C&J Energy Services, Inc.

NON-SPONSOR HOLDERS:

Josh Comstock

By:	/s/ Josh Comstock

Name:	Josh Comstock
Title:	Chief Executive Officer
Signature Page to
Amended and Restated
Stockholders Agreement of
C&J Energy Services, Inc.

EXHIBIT A
to
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
(the “Agreement”)
dated as of December 23, 2010
by and among
C&J ENERGY SERVICES, INC.
and
THE OTHER PARTIES THERETO
Joinder Agreement
          This Joinder Agreement is made this ___ day of ______________, 20__, by and between ______________________ (the “Transferee”) and C&J Energy Services, Inc. (the “Company”), pursuant to the terms of that certain Amended and Restated Shareholders Agreement, dated as of December 23, 2010, as may be amended and/or restated from time to time, including all exhibits and schedules thereto (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
     WHEREAS, the Company and the Stockholders and their respective spouses entered into the Agreement to promote their mutual interests by imposing certain restrictions and obligations upon the Stockholders in connection with their ownership of Common Stock and to grant the Stockholders certain rights in connection with their ownership of Common Stock; and
     WHEREAS, the Company and the Stockholders have required in the Agreement that all Persons to whom Registrable Securities of the Company are transferred must enter into a Joinder Agreement binding the Transferee and the Transferee’s spouse to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee, the Transferee’s spouse and the Registrable Securities to be acquired by the Transferee as are imposed upon the Stockholders under the Agreement;
     NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Registrable Securities, the Transferee acknowledges and agrees as follows:
     1. The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring Registrable Securities subject to the terms and conditions of the Agreement.
     2. The Transferee agrees that the Registrable Securities acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound, by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the
C&J Energy Services, Inc.
Exhibit A to Stockholders Agreement
A-1

Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.
     3. Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.
     4. The Transferee shall be a [Non-Sponsor Holder/Sponsor Holder] for purposes of the Agreement.
     5. The spouse of the Transferee, if applicable, joins in the execution of this Addendum Agreement to acknowledge its fairness and that it is in such spouse’s best interests, and to bind such spouse’s community interest, if any, in the Registrable Securities to the terms of the Agreement.

Transferee	Transferee’s Spouse

Address:

Accepted:

C&J Energy Services, Inc.

By:

Name:

Title:

Date:

C&J Energy Services, Inc.
Exhibit A to Stockholders Agreement
A-2

EXHIBIT B
to
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
(the “Agreement”)
dated as of December 23, 2010
by and among
C&J ENERGY SERVICES, INC.
and
THE OTHER PARTIES THERETO
STOCKHOLDERS

Name	Address
StepStone Capital Partners II Onshore, L.P.	Intentionally Omitted
StepStone Capital Partners II Cayman Holdings, L.P.
2006 Co-Investment Portfolio, L.P.
Citigroup Capital Partners II Employee Master Fund, L.P.
Energy Spectrum Partners IV LP
Christopher B. Simmons Sr.
John D. Foret
Brandon D. Simmons
Randal C. McMullen
Aaron Larson
James D. Moore
Michael J. Thorn
Phillip Bryson
Joseph Patrick Winstead
Josh Comstock
C&J Energy Services, Inc.
Exhibit A to Stockholders Agreement
B-1